Exhibit 10.1

Recording requested by and
when recorded return to:

Thompson & Knight L.L.P.
1700 Pacific Avenue, Suite 3300
Dallas, TX 75201
Attention: Jeanne Burton

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

FOURTH EXTENSION AND MODIFICATION AGREEMENT

          This FOURTH EXTENSION AND MODIFICATION AGREEMENT (this “Agreement”) dated as of the ____ day of March, 2004, by and among ARC CASTLE HILLS, L.P., a Tennessee limited partnership (hereinafter called “Borrower”), AMERICAN RETIREMENT CORPORATION, a Tennessee corporation (hereinafter called “ARC”), and GUARANTY BANK (formerly known as Guaranty Federal Bank, F.S.B.), a federal savings bank (hereinafter called “Lender”);

W I T N E S S E T H:

          WHEREAS, Lender made a loan to Castle Hills Delaware Business Trust, a Delaware business trust (“Original Borrower”) in the amount of $10,375,000 (the “Loan”), and in connection with the Loan, Original Borrower executed and delivered to Lender one certain promissory note (as modified, hereinafter called the “Note”) dated June 22, 2000 payable to the order of Lender in the original principal sum of $10,375,000, with interest and principal payable as therein provided, as modified by Second Modification Agreement dated effective as of April 1, 2001, the Assumption, Extension and Modification Agreement (as hereinafter defined), and Second Omnibus Extension and Modification Agreement (herein so called) dated August 29, 2003 (collectively, the “Modification Agreements”) a Deed of Trust, Mortgage and Security Agreement (as modified, hereinafter called the “Deed of Trust”), dated effective June 22, 2000, securing the payment of the Note, covering certain real and personal property described therein (hereinafter called the “Mortgaged Property”), the real property forming a part of which is more particularly described in Exhibit A attached hereto and incorporated herein) recorded under File No. 2000-0106532, Volume 8469, Page 1615, Real Property Records, Bexar County, Texas, as modified by the Modification Agreements, an Assignment of Leases and Rents (as modified, hereinafter called the “Assignment”) dated effective June 22, 2000, providing a source of future payment of the Note, recorded under File No. 2000-0106533, Volume 8469, Page 1660, Real Property Records, Bexar County, Texas, as modified by the Modification Agreements, reference being here made to the Deed of Trust and the Assignment and the record thereof for all purposes, and that certain Construction Loan Agreement (as modified, hereinafter called the “Loan Agreement”) dated June 22, 2000 between Original Borrower and Lender, as modified by Modification Agreement dated effective September 30, 2000 and the Modification Agreements (the foregoing documents and all other documents executed by Original Borrower, Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Note, being herein collectively called the “Loan Documents”);

          WHEREAS, by that certain Assumption, Extension and Modification Agreement (the “Assumption, Extension and Modification Agreement”) dated July 26, 2002 by and among Original Borrower, Borrower, ARC, Lender and others, the Loan was assumed by the Borrower;

          WHEREAS, the Assumption, Extension and Modification Agreement was recorded under File No. 20020385359,  Volume 9498, Page 1526, Real Property Records, Bexar County, Texas;

          WHEREAS, ARC executed and delivered to Lender that certain Guaranty (herein so called) dated June 22, 2000, as amended from time to time, with respect to the Loan; and

          WHEREAS, Borrower has requested that Lender modify the terms of the Loan and Lender is willing to do so on the terms and conditions herein set forth.

          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1.        Maturity Date Extension.  The maturity date of the Note is hereby extended to April 1, 2006.  The liens, security interests, assignments and other rights evidenced by the Loan Documents are hereby renewed and extended to secure payment of the Note as extended hereby.  Borrower has no further right to extend the maturity date of the Note.

       2.        Extension Fee.  In consideration for the agreements made herein, Borrower will pay to Lender an extension fee in the amount of $23,243.

       3.        Principal Payment.  Lender hereby waives payment of the principal payment due on March 1, 2004.  Upon the execution of this Agreement, Borrower will pay to Lender $1,000,000 in immediately available funds, which amount shall be applied to the outstanding principal balance of the Loan.  Following such application, the outstanding principal balance of the Note will be $4,648,524.  Further principal payments on the Note are optional until the maturity date of the Note, on which date all principal and accrued but unpaid interest thereon shall be due and payable in full.

       4.        Modifications to Note.  Effective as of the date hereof, the following definitions replace in their entirety their corresponding definitions in the Note:

(a) The definition of “Commercial Based Rate” is deleted and the following is substituted in lieu thereof:

          “Commercial Based Rate” — the rate one percent (1.0%) per annum in excess of the base rate announced or published from time to time by the Payee, which rate may not be the lowest rate charged by the Payee; it being understood and agreed that the Commercial Based Rate shall increase or decrease, as the case may be, from time to time as of the effective date of each change in the base rate.  In no event shall the Commercial Based Rate be less than six and one-half percent (6.5%).

(b) The definition of “LIBO Based Rate” is deleted and the following is substituted in lieu thereof:

          “LIBO Based Rate” — With respect to any Euro-Dollar Amount, the rate per annum (expressed as a percentage) determined by Payee to be equal to the sum of (a) the quotient of the LIBO Rate for the Euro-Dollar Amount and Interest Period in question divided by (1 minus the Reserve Requirement), rounded up to the nearest 1/100 of 1%, and (b) three percent (3%).  In no event shall the LIBO Based Rate be less than six and one-half percent (6.5%).

       5.        Financial Covenants.  Section 10 of the Assumption, Extension and Modification Agreement and Section 5 of the Second Omnibus Extension and Modification Agreement are deleted in their entirety.  Capitalized terms not otherwise defined in this Section 5 have the meaning assigned such terms in the Loan Agreement.   Notwithstanding anything to the contrary contained in the Loan Documents:

(a) ARC Covenants. Reference is made to the Amended and Restated Guaranty (hereafter defined) for covenants regarding ARC.

         (b)        Property Covenants.   Notwithstanding anything to the contrary contained in the Loan Documents, throughout the term of the Loan, the Mortgaged Property shall maintain a Debt Coverage Ratio (as such term is defined in the Note), measured quarterly for the prior three month period, as follows:

Required Ratio	Test Date

0.05 to 1	June 30, 2004
0.35 to 1	September 30, 2004
0.60 to 1	December 31, 2004
0.80 to 1	March 31, 2005
1.00 to 1	June 30, 2005
1.10 to 1	September 30, 2005
1.20 to 1	December 31, 2005

In the event that the Mortgaged Property fails to comply with the foregoing covenant, Borrower shall pay to Lender the amount of $100,000 within five (5) business days of the earlier to occur of (i) the date such noncompliance is reported, or (ii) demand for such payment.  Upon receipt of such payment, Lender shall apply the payment to the outstanding principal balance of the Note.  It shall be an immediate Event of Default under the Loan Agreement if Borrower fails to make such payment of $100,000 within the time herein specified.  For purposes of this Section 5(b), the term “Debt Coverage Ratio” means a ratio, the first number of which is the Net Operating Income (as such term is defined in the Note) from the Mortgaged Property (Castle Hills only) for the period in question and the second number of which is a hypothetical payment equal to the product of (x) an amount sufficient to amortize the Loan in equal monthly installments over a 25-year period using an interest rate equal to six and one-half percent (6.5%), and (y) 3.  Borrower shall submit a Compliance Certificate in the form attached hereto as Schedule II within forty-five (45) days of each Test Date setting forth the Debt Coverage Ratio as of such date.

6. Modification of Deed of Trust. The Deed of Trust is modified as follows:

(a) Schedule I attached to this Agreement is hereby attached as Schedule I to the Deed of Trust.

(b) Clause (c) of Paragraph 1.1 is deleted and the following is substituted in lieu thereof:

(c) all obligations of ARC to the Noteholder under that certain Amended and Restated Guaranty dated March ____, 2004 made by ARC for the benefit of the Noteholder, as amended from time to time.

(c) Section 5.34 is deleted and the following is substituted in lieu thereof: “5.34. Intentionally Omitted.”

          7.        Modification of Assignment.  Schedule I attached to this Agreement is hereby attached as Schedule I to the Assignment.

          8.        Modification of Loan Agreement.  Section 10.2 of the Loan Agreement is deleted and the following is substituted in lieu thereof:  “10.2.  Intentionally Omitted.”

          9.        Transfer of Partnership Interest.   Lender hereby consents to the transfer after the date hereof of the general partner interest in Borrower from ARC to ARC Tennessee GP, Inc.

          10.        Amended and Restated Guaranty.  Upon the execution of this Agreement, ARC will deliver to Lender an Amended and Restated Guaranty in form and substance satisfactory to Lender in place of the Guaranty.  All references in the Loan Documents to the Guaranty shall hereafter be references to the Amended and Restated Guaranty, as modified from time to time.

          11.        Waiver.  Lender waives the default as of the December 31, 2003 Test Date under Section 5(b) of the Second Omnibus Extension and Modification Agreement.  Such waiver is made without prejudice to Lender’s rights with respect to any future default.

          12.        Loan Document.  This Agreement constitutes a Loan Document as such term is used in the Loan Agreement.  In the event of a conflict between the terms of this Agreement and the terms of any Loan Document, the terms of this Agreement shall control.  References herein to Loan Documents are references to such agreements as modified from time to time.

          13.        Borrower’s Existence and Authority.  Borrower hereby represents and warrants that (a) it is the sole legal and beneficial owner of the lessee’s interest under that certain Second Amended and Restated Ground Lease dated July 26, 2002 between ARC and Borrower; (b) it is a limited partnership and is duly organized and legally existing under the laws of the state of its formation and is duly qualified to do business in the state where the Mortgaged Property is located; (c) the execution and delivery of, and performance under this Agreement are within its power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action and are not in contravention of law or the powers of Borrower’s organizational documents; (d) this Agreement constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms; (e) the execution and delivery of this Agreement by Borrower do not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract, agreement or undertaking to which it is a party or by which it or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and, to the best of its knowledge, do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject; (f) to the best of Borrower’s knowledge, there exists no uncured default under the Loan Documents, as modified hereby; and (g) Borrower is owned, directly or indirectly, 100% by ARC.  Borrower agrees to indemnify and hold Lender harmless against any loss, claim, damage, liability or expense (including without limitation attorneys’ fees) incurred as a result of any representation or warranty made by it herein proving to be untrue in any respect.

          14.        ARC Existence and Authority.  ARC hereby represents and warrants that (a) ARC is duly organized and legally existing under the laws of the state of its incorporation; (b) ARC is the sole legal and beneficial fee owner of the Mortgaged Property; (c) the execution and delivery of, and performance under this Agreement are within ARC’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action and are not in contravention of law or the powers of ARC’s charter, by-laws or other corporate papers; (d) this Agreement constitutes the legal, valid and binding obligations of ARC enforceable in accordance with its terms; and (e) the execution and delivery of this Agreement by ARC do not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract, agreement or undertaking to which ARC is a party or by which ARC or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and do not violate or contravene any law, order, decree, rule or regulation to which ARC is subject.  ARC agrees to indemnify and hold Lender harmless against any loss, claim, damage, liability or expense (including without limitation attorneys’ fees) incurred as a result of any representation or warranty made by it herein proving to be untrue in any respect.

          15.        Other Documents.  ARC, Borrower and ARC Management, LLC agree to execute, upon request from Lender, such other and further documents as may be necessary (in Lender’s reasonable judgment) to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure the payment of the Loan.

          16.        Default.  If ARC or Borrower shall fail to keep or perform any of the covenants or agreements contained herein or if any statement, representation or warranty contained herein is false, misleading or erroneous in any material respect, after the expiration of any grace or cure period provided by the applicable Loan Documents, such party shall be deemed to be in default hereunder and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Loan Documents, or to which Lender may otherwise be entitled, whether at law or in equity.

          17.        Title Endorsement.  Contemporaneously with the execution and delivery hereof, Borrower shall, at Borrower’s sole cost and expense, obtain and deliver to Lender an endorsement of the Mortgagee Title Policy insuring the lien of the Deed of Trust under the applicable title insurance rules and regulations, in form and content reasonably acceptable to Lender, stating that the company issuing said Mortgagee Title Policy will not claim that policy coverage has terminated, or that policy coverage has been reduced, solely by reason of the execution of this Agreement and maintaining the liability thereunder for the period of limitation applicable to the indebtedness secured by the lien of the Deed of Trust calculated from the renewed and extended maturity date as provided herein.

          18.        Ratification.  Except as provided herein, the terms and provisions of the Note, the Deed of Trust, the Assignment, and the other Loan Documents shall remain unchanged and shall remain in full force and effect.  All references in the Loan Documents to Loan Documents shall hereafter be references to the Loan Documents as modified by this Agreement.  The Note, the Deed of Trust, the Assignment, and the other Loan Documents, as modified and amended hereby, are hereby ratified and confirmed in all respects by Borrower, ARC and ARC Management, LLC.

          19.         Validity.  ARC and Borrower hereby acknowledge that the liens, security interests, and assignments created and evidenced by the Deed of Trust and the assignments created by the Assignment are valid and subsisting and further acknowledges and agrees that there are no offsets, claims, or defenses to the Note, Deed of Trust or Assignment or any other Loan Documents.

          20.        Entire Agreement. This Agreement supersedes and merges all prior and contemporaneous promises, representations and agreements with respect to its subject matter.  No modification of this Agreement or any document referenced herein, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by Lender and the affected party or parties.  The parties hereto further agree that this Agreement may not in any way be explained or supplemented by a prior, existing, or future course of dealings between the parties or by any prior, existing, or future performance between the parties pursuant to this Agreement or otherwise.

          21.        Costs.  Contemporaneous with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including without limitation title insurance policy and/or endorsement charges, recording fees, and reasonable fees and expenses of legal counsel to Lender.

          22.        Release.  ARC and Borrower hereby release, remise, acquit and forever discharge Lender, together with its employees, agents, representatives, consultants, attorneys, fiduciaries, participants, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Note, the Deed of Trust, the Assignment, or any other Loan Document, or any of the transactions associated therewith, or the Mortgaged Property, including specifically but not limited to claims of usury, REGARDLESS OF WHETHER THE MATTER RELEASED IS THE RESULT OF THE NEGLIGENCE OF ONE OR MORE OF THE RELEASED PARTIES.

          23.        Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart, provided that the counterpart produced must be the counterpart executed by the party against whom enforcement is sought.

          24.        Severance.  If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition or provision herein contained.

          25.        Time of the Essence.  It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.

          26.        Construction.  The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party.  The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against the other.

          27.        Governing Law.  This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Texas and the law of the United States applicable to transactions within said State.

          28.        Successors.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their representatives, successors, and assigns.

          29.        Notice and Agreement.  ARC, Borrower and Lender hereby take notice of and agree to the following:

              A. PURSUANT TO SUBSECTION 26.02(b) OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED THEREIN EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY’S AUTHORIZED REPRESENTATIVE.

              B. PURSUANT TO SUBSECTION 26.02(c) OF THE TEXAS BUSINESS AND COMMERCE CODE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM THE LOAN DOCUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

              C. THE NOTE, THE DEED OF TRUST, THE ASSIGNMENT, THE OTHER LOAN DOCUMENTS AND THIS AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES THERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          30.        Bankruptcy Matters.  Borrower and ARC hereby acknowledge, represent, warrant, and agree that (i) in exchange for the covenants and agreements hereunder, each has received valuable consideration, (ii) this Agreement and the transactions contemplated hereunder are not made or incurred by it (x) with intent to hinder, delay or defraud or future creditors of the Borrower or ARC, (y) in contemplation of insolvency, or (z) after the commission of an act of insolvency; and (iii) it is not insolvent at the time of, and will not be rendered insolvent by virtue of the transactions contemplated by this Agreement.

          31.        Consent of Manager.  Manager, as evidenced by the execution of the Consent attached to this Agreement, hereby joins in Sections 15 and 18 and ratifies and confirms each of the Loan Documents, as modified by this Agreement, to which it is a party.

          IN WITNESS WHEREOF, this Agreement is executed on the respective dates of acknowledgment, to be effective as of the date first written above.

[Remainder of page intentionally left blank; signatures follow]

SIGNATURE PAGE OF BORROWER
TO FOURTH EXTENSION AND MODIFICATION AGREEMENT

ARC CASTLE HILLS, L.P., a Tennessee limited partnership

By:	American Retirement Corporation, a Tennessee corporation, its general partner

By:

Name:

Title:

THE STATE OF TENNESSEE	§
§
COUNTY OF DAVIDSON	§

          This instrument was acknowledged before me on March __, 2004, by_______________, _______________ of American Retirement Corporation, a Tennessee corporation, on behalf of said corporation, in its capacity as general partner of ARC Castle Hills, L.P., a Tennessee limited partnership, on behalf of said limited partnership.

Notary Public, State of Tennessee
My commission expires:

___________________.
(printed name)

SIGNATURE PAGE OF ARC
TO FOURTH EXTENSION AND MODIFICATION AGREEMENT

AMERICAN RETIREMENT CORPORATION, a Tennessee corporation

By:

Name:

Title:

THE STATE OF TENNESSEE	§
§
COUNTY OF DAVIDSON	§

          This instrument was acknowledged before me on March __, 2004, by_______________, _______________, the _______________ of American Retirement Corporation, a Tennessee corporation, on behalf of said corporation.

Notary Public, State of Tennessee
My commission expires:

___________________.
(printed name)

SIGNATURE PAGE OF LENDER
TO FOURTH EXTENSION AND MODIFICATION AGREEMENT

GUARANTY BANK, a federal savings bank

By:

Name:

Title:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on March __, 2004, by_________________________, _____________________ of Guaranty Bank, a federal savings bank, on behalf of said bank.

Notary Public, State of Texas
My commission expires:

___________________.
(printed name)

SIGNATURE PAGE/CONSENT OF MANAGER
TO FOURTH EXTENSION AND MODIFICATION AGREEMENT

ARC MANAGEMENT, LLC, a Tennessee limited liability company

By:	American Retirement Corporation, a Tennessee corporation, its sole member

By:

Name:

Title:

THE STATE OF TENNESSEE	§
§
COUNTY OF DAVIDSON	§

          This instrument was acknowledged before me on March __, 2004, by_______________, _______________ of American Retirement Corporation, a Tennessee corporation, on behalf of said corporation, in its capacity as sole member of ARC Management, LLC, a Tennessee limited liability company, on behalf of said limited liability company.

Notary Public, State of Tennessee
My commission expires:

___________________.
(printed name)

SCHEDULE I

1.

Promissory Note dated June 22, 2000, in the original principal amount of Ten Million Three Hundred Seventy-Five Thousand and No/100 Dollars ($10,375,000.00) made by Castle Hills Delaware Business Trust, payable to the order of Guaranty Bank (formerly known as Guaranty Federal Bank, F.S.B.), the obligations of Castle Hills Delaware Business Trust under the note having been assumed by ARC Castle Hills, L.P., a Tennessee limited partnership (such Promissory Note, as amended from time to time, the “Castle Hills Note”).

SCHEDULE II

COMPLIANCE CERTIFICATE
Quarterly Debt Coverage Test

Guaranty Bank
8333 Douglas Avenue
Dallas, TX  75225
Attn:  Senior Housing Lending Division

RE:	Loan Agreement dated June 22, 2000 (the “Agreement”), by and between ARC Castle Hills, L.P. (the “Borrower”), and Guaranty Bank

          The undersigned officer of Borrower does hereby certify that for the quarterly financial period ending _____________________:

          1.        No Event of Default has occurred or exists except                                                                                                                 .

          2.        The Property’s Debt Coverage Ratio was:

                     Required:

Required Ratio	Test Date

0.05 to 1	June 30, 2004
0.35 to 1	September 30, 2004
0.60 to 1	December 31, 2004
0.80 to 1	March 31, 2005
1.00 to 1	June 30, 2005
1.10 to 1	September 30, 2005
1.20 to 1	December 31, 2005

                    Actual:          ___  to 1

          3.        The manner of calculation of the above is attached.

ARC CASTLE HILLS, L.P., a Tennessee limited partnership

By:	American Retirement Corporation, a Tennessee corporation, General Partner

By:

Name:

Title: